Exhibit 99.2


                             ONEIDA FINANCIAL CORP.
                                AND SUBSIDIARIES
             Proforma Condensed Consolidated Statement of Condition
                                   (unaudited)
                                 (in thousands)


                                                       As of March 31, 2002
                                                           Historical
                                         -----------------------------------------------
                                           Oneida        SBC
                                         Financial    Financial    Proforma     Proforma
                                           Corp.     Corporation   Adjustments  Combined

Assets
    Cash and cash equivalents                21,559     11,266    (11,666)(1)     21,159
    Securities available for sale           136,092     26,473         73        162,638
    Loans, net                              168,992     28,111       (602)(3)    196,501
    Goodwill and other intangible assets      4,927         --      5,844         10,771
    Other Assets                             23,796      2,063         79         25,938
                                           --------   --------   --------       --------
Total Assets                               $355,366     67,913     (6,272)       417,007
                                           ========   ========   ========       ========

Liabilities and Stockholders' Equity
    Deposits                               $230,097     61,146         --        291,243
    Borrowings                               76,600         --         --         76,600
    Other liabilities                         3,132        557        (62)         3,627
                                           --------   --------   --------       --------
Total Liabilities                           309,829     61,703        (62)(5)    371,470
                                           --------   --------   --------       --------
    Stockholders' equity                     45,537      6,210     (6,210)        45,537
                                           --------   --------   --------       --------
Total Liabilities and
Stockholders equity                        $355,366     67,913     (6,272)       417,007
                                           ========   ========   ========       ========


See accompanying notes to the proforma condensed consolidated statement of condition.


                             ONEIDA FINANCIAL CORP.
                                AND SUBSIDIARIES
              Proforma Condensed Consolidated Statements of Income
                                   (unaudited)
                                 (in thousands)

                                           For the Three Months Ended March 31, 2002
                                                          Historical
                                          --------------------------------------------
                                          Oneida      SBC(1)
                                        Financial   Financial   Proforma      Proforma
                                           Corp.   Corporation Adjustments    Combined
                                       -----------  ---------  ----------    ---------
Net interest income                    $    2,371        565        (42)(2)  $   2,894
Provision for credit losses                   190         19          -            209
                                       ----------   --------    --------     ---------
  Net interest income after provision       2,181        546        (42)         2,685
Noninterest income                          2,040         72          -          2,112
Noninterest expenses                        3,348        502        (29)(3)      3,821
                                       ----------   --------    --------     ---------
     Income before income taxes               873        116        (13)           976
Income taxes                                  260         18         (3)(4)        275
                                       ----------   --------    --------     ---------
     Net income                        $      613         98        (10)     $     701
                                       ==========   ========    ========     =========
Earnings per share - Basic             $     0.13                            $    0.15
Earnings per share - Diluted           $     0.12                            $    0.14


                                              For the Year Ended December 31, 2001
                                                           Historical
                                          --------------------------------------------
                                         Oneida     SBC (1)
                                        Financial  Financial    Proforma      Proforma
                                          Corp.   Corporation  Adjustments    Combined
                                       -----------  ---------  ----------    ---------
Net interest income                    $   10,233      2,213       (414)(2)  $  12,032
Provision for credit losses                   480        111          -            591
                                       ----------   --------    --------     ---------
  Net interest income after provision       9,753      2,102       (414)        11,441
Noninterest income                          7,171        316          -          7,487
Noninterest expenses                       12,871      1,984       (115)(3)     14,740
                                       ----------   --------    --------     ---------
     Income before income taxes             4,053        434       (299)         4,188
Income taxes                                1,060         32        (10)(4)      1,082
                                       ----------   --------    --------     ---------
     Net income                        $    2,993        402       (289)     $   3,106
                                       ==========   ========    ========     =========
Earnings per share - Basic             $     0.63                            $    0.65
Earnings per share - Diluted           $     0.61                            $    0.64


See accompanying notes to the proforma condensed consolidated statements of income.

                                NOTES TO PROFORMA
                  CONDENSED CONSOLIDATED STATEMENT OF CONDITION
                                   (UNAUDITED)
Adjustments used in the preparation of the unaudited proforma condensed consolidated statement of condition are as follows:

1. Adjustment to record the payment of the net purchase price of $11.7 million.

2. Adjustment to record acquired investment and mortgage-backed securities at fair value.

3.   Adjustment to record acquired loans at estimated fair value.

4.   Adjustment to record goodwill and deposit intangible asset.

5.   Adjustment   to  deferred   tax  assets  and  other   purchase   accounting
     adjustments.

--------------------------------------------------------------------------------

                                NOTES TO PROFORMA
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

Adjustments used in the preparation of the unaudited proforma condensed consolidated statements of income:

1. Represents the historical operating results of SBC Financial Corporation for the three and twelve month periods ended March 31, 2002 and December 31, 2001, respectively. Oneida Financial Corp. consummated the purchase on May 31, 2002.

2. Adjustment to reflect the decrease in earnings on available for sale securities sold to fund the acquisition

3.   Represents  a  decrease  in  compensation   and  employee  benefit  expense
     partially offset by the amortization of the deposit intangible asset ($1.3 million) amortized over a fifteen year period on a straight-line basis.

4.   Net income tax benefit on proforma adjustments.